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                                                                    EXHIBIT 10.5

                                    FORM OF
                           STATEMENT OF DESIGNATION,
                            PREFERENCES AND RIGHTS

                                      OF

                     SERIES F CONVERTIBLE PREFERRED STOCK

                                      OF

                                DATA RACE, INC.

                        Pursuant to Article 2.13 of the
                        Texas Business Corporation Act


     Data Race, Inc., a corporation organized and existing under the Texas Business Corporation Act (the "COMPANY"), does hereby certify that the following resolutions were adopted by the Board of Directors of the Company on July 20, 1998 pursuant to authority of the Board of Directors as required by Article 2.13 of the Texas Business Corporation Act.

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby authorizes a series of the Company's previously authorized preferred Stock, no par value (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

          Series F Convertible Preferred Stock:

          1.   Designation, Amount and Dividends.  The designation of this
               ---------------------------------
     series, which consists of 750 shares of Preferred Stock, is the Series F Convertible Preferred Stock (the "PREFERRED SHARES") and the stated value shall be One Thousand Dollars ($1,000.00) per share (the "STATED VALUE"). The Preferred Shares shall not bear any dividends.
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          2.   Holder's Conversion of Preferred Shares.  A holder of Preferred
               ---------------------------------------
     Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's common stock, no par value per share (the "COMMON STOCK"), on the following terms and conditions:

               a.   Conversion Right.  Subject to the provisions of Section 11
                    ----------------
     below, at any time or times on or after the earliest of the first anniversary of the Issuance Date (as defined below), the Mandatory Conversion Date (as defined below) or the occurrence of a Triggering Event (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(i) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Each holder may waive the foregoing limitation with respect to its conversions by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period), and such limitation shall not apply to conversions as of the Mandatory Conversion Date.

               b.   Conversion Rate. Subject to the other provisions hereof,
                    ---------------
     each of the Preferred Shares shall be convertible, at the option of the holder, into that number of shares of fully paid and nonassessable shares of Common Stock which is to be derived from dividing the Stated Value by the Conversion Price (the "Conversion Rate).

     For purposes of this Statement of Designation, the following terms shall have the following meanings:

               The "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Nasdaq National Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq National Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market

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on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(g)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price". To the extent required hereunder, all such determinations of the Closing Bid Price shall be appropriately adjusted for any stock dividend, stock split or other similar transaction.

               "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, the Fixed Conversion Price.

               "FIXED CONVERSION PRICE" means ____ ($___), subject to adjustment as provided herein. [Prior to filing this Statement the Company shall fill in the blank with the Market Price (as defined below) of the Common Stock on the date of the Company's Call pursuant to the Purchase Agreement.]

               "ISSUANCE DATE" shall mean, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

               "MARKET PRICE" shall mean, with respect to any security for any date, the arithmetic average of the Closing Bid Price for such security on each of the five consecutive trading days immediately preceding such date.

               c.   Premium.  The Preferred Shares shall bear a non-compounding
                    -------
premium at the rate of eight (8%) percent per annum. Accrual of such premium shall commence on the Issuance Date. The premium on each Preferred Share shall be payable by the Company upon conversion of the Preferred Share, at the Company's option, in cash or, subject to the Exchange Cap as provided in Section 11, in shares of Common Stock (valued at the Market Price on the Conversion
Date) which have been previously registered by the Company for resale by the holder of the Preferred Shares. The premium on each Preferred Share shall be payable solely in cash by the Company upon redemption thereof or liquidation.

               d.   Adjustment to Conversion Price -- Dilution and Other Events.
                    -----------------------------------------------------------
In order to prevent dilution of the rights granted under this Statement of Designation, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).
                         -------

                   (i) Adjustment of Fixed Conversion Price upon Issuance of
                       -----------------------------------------------------
Common Stock. If and whenever on or after the date of issuance of the Preferred
------------
Shares, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than shares of Common Stock deemed to have been issued by the Company in connection with

Approved Issuances (as defined below)) for a consideration per share less than the Market Price in effect immediately prior to such time (the "APPLICABLE PRICE"), then immediately after such issue or sale, the Fixed Conversion Price shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:

               (A) Issuance of Options.  If the Company in any manner grants any
                   -------------------
     rights or options to subscribe for or to purchase Common Stock (other than in connection with an Approved Issuance or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (B) Issuance of Convertible Securities. If the Company in any
                   ----------------------------------
     manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the

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     Company as consideration for the issue or sale of such Convertible
     Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
     (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

               (C) Change in Option Price or Rate of Conversion. If the purchase
                   ---------------------------------------------
     price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Fixed Conversion Price in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

               (D) Certain Definitions. For purposes of determining the adjusted
                   -------------------
     Fixed Conversion Price under this Section 2(d)(i), the following terms have meanings set forth below:

                   (I) "APPROVED ISSUANCES" shall mean (i) a loan from a commercial bank, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation or (B) as consideration for the acquisition of a business, product or license or other assets by the Company, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan, stock purchase plan or other plan or written compensation contract for the benefit of the Company's employees, consultants or directors, (vi) the issuance of securities pursuant to the Rights Agreement, dated September 15, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as amended from time to time in accordance with its terms (the "Rights Agreement"), and (vii) the issuance of securities pursuant to the Purchase Agreement, or in connection with any of the transactions related thereto.

                   (II) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(d)(i)(A) and 2(d)(i)(B) hereof regardless of whether the Options or Convertible

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     Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares.

               (E) Treatment of Expired Options and Unexercised Convertible
                   --------------------------------------------------------
     Securities.  If, in any case, the total number of shares of Common Stock
     ----------
     issuable upon the exercise of any Option or upon exercise, conversion or exchange of any Convertible Security is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Fixed Conversion Price then in effect will be readjusted to the Fixed Conversion Price which would have been effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               (F) Effect on Fixed Conversion Price of Certain Events. For
                   --------------------------------------------------
     purposes of determining the adjusted Fixed Conversion Price under this
     Section 2(d)(i), the following shall be applicable:

                   (I)  Calculation of Consideration Received. If any Common
                        -------------------------------------
     Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of such security on the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth
     (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.

                   (II) Integrated Transactions. In case any Option is issued in
                        -----------------------
     connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 for purposes of Section 2(d)(i)(A).

               (III) Treasury Shares. The number of shares of Common Stock
                     ---------------
     outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

               (IV)  Record Date. If the Company takes a record of the holders
                     -----------
     of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be (assuming such issuance ultimately occurs).

          (ii) Adjustment of Fixed Conversion Price upon Subdivision or
               --------------------------------------------------------
     Combination of Common Stock.  If the Company at any time subdivides (by any
     ---------------------------
     stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

          (iii)     Intentionally omitted.

          (iv) Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
     Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, other than a Major Transaction, is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) below will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, other than a Major Transaction, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (v) Certain Events.  If any event occurs of the type contemplated by
              --------------
     the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this
     Section 2(d).

          (vi) Notices.
               --------

               (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (B) The Company will give written notice to each holder of Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall such notice be provided to such holder prior to such information being made known to the public.

               (C) The Company will also give written notice to each holder of Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

          e.   Purchase Rights.  In addition to any adjustments of the
               ---------------
Conversion Price pursuant to Section 2(d) above, if at any time after the Issuance Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          f.   [Intentionally omitted.]

          g.   Mechanics of Conversion.  Subject to the Company's inability
               -----------------------
to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4 below:

               (i)  Holder's Delivery Requirements. To convert Preferred Shares
                    ------------------------------
     into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE"), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

               (ii) Company's Response. Upon receipt by the Company of a
                    ------------------
     facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "TRANSFER AGENT") (as applicable) shall, on the next business day following the date of receipt of both (or the second business day following the date of receipt of both if received after 11:00 a.m. local time of the Company), (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or
     (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than two business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

               (iii)  Dispute Resolution.  In the case of a dispute as
                      ------------------
     to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The period of time in which the Company is required to effect conversions or redemptions under this Statement of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this
     Section 2(g)(iii).

               (iv)   Record Holder. The person or persons entitled to receive
                      -------------
     the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (v)    Company's Failure to Timely Convert. If within three (3)
                      -----------------------------------
     business days of the Company's receipt of the Conversion Notice (the "SHARE DELIVERY PERIOD") the Company shall fail to issue a certificate to a holder for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(g)(ii) (a "CONVERSION FAILURE"), in addition to all other available remedies which such holder may pursue hereunder and under the Purchase Agreement between the Company and the initial holders of the Preferred Shares (the " PURCHASE AGREEMENT") (including indemnification), the Company shall pay additional damages to such holder for each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal to two (2%) percent per month of the product of (A) the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(g)(ii) and to which such holder is entitled, and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 2(g)(ii). If the Company fails to pay the additional damages set forth in this Section 2(g)(v) within five business days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of the cash additional damages set forth in this Section 2(g)(v), the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the additional damages payments described above divided by (Y) the Market Price in effect on such Conversion Date as is specified by the holder in writing to the Company. Payment of the additional damages shall not relieve the Company of its obligation to send the shares of Common Stock to the holder upon conversion.

               h.   Mandatory Conversion. Subject to Section 11, if any
                    --------------------
     Preferred Shares remain outstanding on the Mandatory Conversion Date (as defined below), then all such Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Mandatory Conversion Date; provided, however, that if a Triggering Event has occurred and is continuing on the Mandatory Conversion Date, then the Company shall, within five business days following the Mandatory Conversion Date (unless otherwise notified in writing by the holder of its request to have the Preferred Shares converted into Common Stock), pay to each holder of Preferred Shares then outstanding, in immediately available funds, an amount equal to the Triggering Event Redemption Price as of the Mandatory Conversion Date. All holders of Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent, provided that the Company has complied with its obligations under this Section 2(h). Notwithstanding the foregoing, except in the case of a Major Transaction, if the Common Stock is not designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. but such events do not constitute a Triggering Event, then the Mandatory Conversion Date shall be extended until the Common Stock is so designated or listed. "MANDATORY CONVERSION DATE" means the date which is the earlier of five years after the applicable Issuance Date, subject to extension as described in the immediately preceding sentence, or immediately prior to a Major Transaction.

               i.   Fractional Shares.  The Company shall not issue any fraction
                    -----------------
     of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

               j.   Taxes.  The Company shall pay any and all taxes which may be
                    -----
     imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Preferred Shares.

          3.   Redemption at Option of Holders.
               -------------------------------

               a.   Redemption Option Upon Major Transaction.  In addition to
                    ----------------------------------------
     all other rights of the holders of Preferred Shares contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to 120% of the Liquidation Preference (as defined in Section 8 below) ("MAJOR TRANSACTION REDEMPTION PRICE").

               b.   Redemption Option Upon Triggering Event.  In addition to all
                    ---------------------------------------
     other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to 120% of the Liquidation Preference ("TRIGGERING EVENT REDEMPTION PRICE" and, collectively with "MAJOR TRANSACTION REDEMPTION PRICE," the "REDEMPTION PRICE").

               c.   "Major Transaction".  A "MAJOR TRANSACTION" shall be deemed
                    -------------------
     to have occurred at such time as any of the following events:

                    (i) the consolidation, merger or other business combination of the Company with or into another Person which requires or receives the consent or recommendation of the Company's Board of Directors (excluding a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities and excluding a short-form merger effected without the consent or recommendation of the Company's Board of Directors) (an "EXEMPT MAJOR TRANSACTION").

                    (ii) the sale or transfer of all or substantially all of the Company's assets or rights to the "Be There!" business or product line other than in connection with a disposition to a subsidiary of the Company; or

                    (iii) consummation of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding shares of Common Stock which requires or receives the consent or recommendation of the Company's Board of Directors.

               d.   "Triggering Event".  A "TRIGGERING EVENT" shall be deemed to
                    ------------------
     have occurred at such time as any of the following events (other than in connection with a Major Transaction):

                    (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 150 days after the Demand;

                    (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of thirty (30) consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Preferred Shares;

                    (iii) the Company undertakes any voluntary action to terminate the quotation or listing of the Common Stock on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., unless such action is taken in connection with the continued quotation or listing of the Common Stock on another of the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc.;

                    (iv) the Company's failure to deliver shares of Common Stock within 15 days of its receipt of a Conversion Notice (together with the Preferred Stock Certificate) or the Company's notice to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, other than due to any of the reasons set forth in Section 4(a) below; or

                    (v) if the Company pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal or state law for the relief of debtors ("BANKRUPTCY LAW"), (I) commences a voluntary case, (II) consents to the entry of an order for relief against it in any involuntary case,
     (III) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a "CUSTODIAN") of it or for all or substantially all of its property, (IV) makes a general assignment for the benefit of its creditors, or (V) admits in writing that it is generally unable to pay its debts as the same become due.

               e.   Mechanics of Redemption at Option of Buyer Upon Major
                    -----------------------------------------------------
     Transaction.  No sooner than 15 days nor later than 10 days prior to the
     -----------
     consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF MAJOR TRANSACTION") to each holder of Preferred Shares. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time within 10 days prior to a Major Transaction), any holder of Preferred Shares then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON MAJOR TRANSACTION") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a) above. Preferred Shares which are not required to be redeemed pursuant to this paragraph are subject to mandatory conversion as provided herein.

               f.   Mechanics of Redemption at Option of Buyer Upon Triggering
                    ----------------------------------------------------------
     Event.  Within one (1) day after the occurrence of a Triggering Event, the
     -----
     Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF TRIGGERING EVENT") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem all of the Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF BUYER UPON TRIGGERING EVENT") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to
     Section 3(b) above.

               g.   Payment of Redemption Price.  Upon the Company's receipt of
                    ---------------------------
     a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Preferred Shares or Pari Passu Shares (as defined in Section 8), the Company shall immediately notify each holder of Preferred Shares and Pari Passu Shares by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company or its Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to
     Section 3(f), to such holder within five business days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 3(e), the Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Preferred Shares and Pari Passu Shares to be redeemed (because of insufficient funds to lawfully effect such redemption), the Company shall redeem an amount from each holder of Preferred Shares and Pari Passu Shares being redeemed equal to such holder's pro-rata amount (based on the relative redemption amounts of all holders of Preferred Shares and Pari Passu Shares) of all Preferred Shares and Pari Passu Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Statement of Designations and the Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of Preferred Shares submitted for redemption, such holder shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the

     Preferred Shares that were submitted for redemption by such holder(s) under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, and (ii) the Company shall immediately return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(g)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights follo wing such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3 shall have priority to payments to other stockholders, other than any required payments with respect to shares of the Company's Series A Convertible Preferred Stock which were outstanding on the Issuance Date, in connection with a Major Transaction.

          4.   Inability to Fully Convert.
               --------------------------

               a.   Holder's Option if Company Cannot Fully Convert.  If, upon
                    -----------------------------------------------
     the Company's receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap, from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to
     Section 2(g) above and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                    (i) require the Company to redeem from such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("MANDATORY REDEMPTION") at a price per Preferred Share (the "MANDATORY REDEMPTION PRICE") equal to the Triggering Event Redemption Price as of such Conversion Date;

                    (ii) if the Company's inability to fully convert Preferred Shares is pursuant to Section 4(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(g) above;

                    (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

                    (iv) if the Company's inability to fully convert Preferred Shares is pursuant to the Exchange Cap described in Section 4(a)(y) above, and the issuance of additional Conversion Shares at a Conversion Price equal to the Market Price would not violate the rules or regulations of The Nasdaq Stock Market, Inc., then, subject to Section 11, require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(g) above at a Conversion Price equal to the Market Price of the Common Stock on the date of such holder's Notice in Response to Inability to Convert (as defined below).

               b.   Mechanics of Fulfilling Holder's Election.  The Company
                    -----------------------------------------
     shall immediately send via facsimile to a holder of Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 4(a) above by delivering written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT").

               c.   Payment of Redemption Price.  If such holder shall elect to
                    ---------------------------
     have its shares redeemed pursuant to Section 4(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 2(g). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Statement of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the

     Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Preferred Shares. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 2(g)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate".

               d.   Pro-rata Conversion and Redemption.  In the event the
                    ----------------------------------
     Company receives a Conversion Notice from more than one holder of Preferred Shares or Pari Passu Shares on the same day and the Company can convert and redeem some, but not all, of the Preferred Shares or Pari Passu Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Preferred Shares or Pari Passu Shares electing to have Preferred Shares or Pari Passu Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the relative redemption amounts of all holders of Preferred Shares and Pari Passu shares) of all Preferred Shares and Pari Passu Shares being converted and redeemed at such time.

               e.   Involuntary Delisting. In the event the Common Stock at any
                    ---------------------
     time is not designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. but such events do not constitute a Triggering Event and are not in connection with a Major Transaction, then in addition to any other remedies the holders of Preferred Shares may have at law or in equity, the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share on each day that the Common Stock is not so designated or listed equal to the product of the Liquidation Preference multiplied by 1.0%, provided that the Company shall not be required to make such payments for more than 24 consecutive days. The Company's failure to pay such amounts on each day they are due shall constitute a Triggering Event for purposes of Section 3.

          5.   Reissuance of Certificates.  In the event of a conversion or
               --------------------------
     redemption pursuant to this Statement of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

          6.   Reservation of Shares.  Subject to the Exchange Cap in Section
               ---------------------
     11, the Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (subject to the Exchange Cap if lower). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holder.

          7.   Voting Rights.  Holders of Preferred Shares shall have no voting
               -------------
     rights (including with respect to a Major Transaction), except as expressly required by law, including but not limited to the Texas Business Corporation Act, and as expressly provided in this Statement of Designations.

          8.   Liquidation, Dissolution, Winding-Up.  In the event of any
               ------------------------------------
     voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), after all required payments with respect to shares of the Company's Series A Convertible Preferred Stock which were outstanding on the Issuance Date, but before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Stated Value plus all accrued and unpaid premium thereon (such sum being referred to as the "LIQUIDATION PREFERENCE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of the Company's Series D Convertible Preferred Stock and Series E Convertible Preferred Stock (the "Pari Passu Shares"), which are of equal rank with the Preferred Shares as to payments of Preferred Funds (and redemption amounts), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Statement of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

          9.   Preferred Rank; Participation.  (i)  All shares of Common Stock
               -----------------------------
     shall be of junior rank to all Preferred Shares and Pari Passu Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares and Pari Passu Shares. Without the prior express written consent of the holders of not less than three-fourths (3/4) of the then outstanding Preferred Shares and Pari Passu Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares and Pari Passu Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than three-fourths (3/4) of the then outstanding Preferred Shares and Pari Passu Shares, the Company shall not hereafter authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Texas Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares and Pari Passu Shares relative to the holders of the Common Stock or the holders of any other class of capital stock; provided that the foregoing shall not affect the Company's ability to effect a Major Transaction. In the event of the merger or consolidation of the Company with or into another corporation (other than a Major Transaction), the Preferred Shares and Pari Passu Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.


          (ii) Subject to the rights of the holders, if any, of the Parri Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock; provided that the holders of the Preferred Shares shall be entitled to such dividends and distributions only to the extent that they exceed an amount per Preferred Share equal to $1,000, plus the accrued premium thereon.

          10.  Restriction on Redemption and Cash Dividends with respect to
               ------------------------------------------------------------
     Other Capital Stock. Until all of the Preferred Shares have been converted
     -------------------
     or redeemed as provided herein, except as permitted in the Rights Agreement, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or cash distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

          11.  Limitation on Number of Conversion Shares.  Notwithstanding any
               -----------------------------------------
     other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares and Pari Passu Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares and Pari Passu Shares (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by NASD Rule 4460 (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares and Pari Passu Shares pursuant to the Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of Preferred Shares and Pari Passu Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares and Pari Passu Shares issued to such Purchaser pursuant to the Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares and Pari Passu Shares issued to the Purchasers pursuant to the Purchase Agreement (the "CAP ALLOCATION AMOUNT"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares and Pari Passu Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares and Pari Passu Shares shall convert all of such holder's Preferred Shares and Pari Passu Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares and Pari Passu Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

          12.  Vote to Change the Terms of Preferred Shares.  The affirmative
               --------------------------------------------
     vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares and Pari Passu Shares, shall be required for any change to this Statement of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

          13.  Lost or Stolen Certificates.  Upon receipt by the Company of
               ---------------------------
     evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

          14.  Remedies, Characterizations, Other Obligations, Breaches and
               ------------------------------------------------------------
     Injunctive Relief.  The remedies provided in this Statement of Designations
     -----------------
     shall be cumulative and in addition to all other remedies available under this Statement of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Statement of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          15.  Specific Shall Not Limit General; Construction.  No specific
               ----------------------------------------------
     provision contained in this Statement of Designations shall limit or modify any more general provision contained herein. This Statement of Designations shall be deemed to be jointly drafted by the Company and all holders of Preferred Shares and shall not be construed against any person as the drafter hereof.

          16.  Failure or Indulgence Not Waiver.  No failure or delay on the
               --------------------------------
     part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


                 [Remainder of Page Intentionally Left Blank]

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Statement of Designations to be signed on behalf of the Company, as of the _____ day of ______________.

                                       DATA RACE, INC.


                                       By:
                                          ------------------------------------
                                          Gregory T. Skalla
                                          Vice President-Finance
                                          Chief Financial Officer

                                                                       EXHIBIT I

                                DATA RACE, INC.
                               CONVERSION NOTICE

Reference is made to the Statement of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the "STATEMENT OF DESIGNATIONS"). In accordance with and pursuant to the Statement of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, no par value per share (the "PREFERRED SHARES"), of Data Race, Inc., a Texas corporation (the "COMPANY"), indicated below into shares of Common Stock, no par value per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date of Conversion:
                        ------------------------------------------------------

     Number of Preferred Shares to be converted:
                                                ------------------------------

     Stock certificate no(s). of Preferred Shares to be converted:
                                                                  ------------

Please confirm the following information:

     Conversion Price:
                      --------------------------------------------------------

     Number of shares of Common Stock
     to be issued:
                  ------------------------------------------------------------

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:
              ----------------------------------------------------------------

              ----------------------------------------------------------------

              ----------------------------------------------------------------

     Facsimile Number:
                      --------------------------------------------------------

     Authorization:
                   -----------------------------------------------------------
                         By:
                            --------------------------------------------------
                         Title:
                               -----------------------------------------------


     Dated:
           -------------------------------------------------------------------

     Account Number:
       (if electronic book entry transfer):
                                           -----------------------------------

     Transaction Code Number
       (if electronic book entry transfer):
                                           -----------------------------------